Filed Pursuant to Rule 424(i)
Registration No. 333-252344

PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)

FOR FISCAL YEAR ENDING DECEMBER 31, 2025

(to Prospectus dated July 25, 2025)

CoinShares Bitcoin ETF (formerly, CoinShares Valkyrie Bitcoin Fund) (the “Fund”)

Calculation of Registration Fees Pursuant to Rule 457(u)

This prospectus supplement, filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended December 31, 2025. The calculation of the registration fee is included in an exhibit hereto.